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                                                                   EXHIBIT 10.63
                               MORTGAGE LOAN NOTE

$2,625,000.00                                        Date: February 27, 2003
                                                     Due: February 27, 2010

         FOR VALUE RECEIVED, SYNDICATED BLOOMINGTON I LLC, a Delaware limited liability company (hereinafter referred to as "Maker"), hereby promises to pay to the order of OLD NATIONAL BANK, a national banking association having its principal offices at 121 East Kirkwood Avenue, Bloomington, Indiana 47408 (hereinafter referred to as "Bank"), in lawful money of the United States of America, at the Bank's principal offices or at such other place or to such other party as the holder hereof may from time to time designate by written notice, the principal sum of Two Million Six Hundred Twenty-Five Thousand and No/100 Dollars ($2,625,000.00) together with interest as hereinafter provided as follows:

         (a) The Maker shall pay interest on the principal balance of this Note outstanding from time to time from the date of this Note until the next Rate Adjustment Date (as defined below) at a fixed per annum rate equal to Four and 90/100 Percent (4.90%). Commencing as of March 27, 2003 and on the twenty-seventh
                  27th day of each month thereafter until February 27, 2004 (dates inclusive), Maker shall repay the principal of and interest on this Note in equal monthly installments of Seventeen Thousand Two Hundred Seventy-Nine and 78/100
                  Dollars ($17,279.78). Effective as of each Rate Adjustment Date, the monthly payment amounts of principal and interest shall be recomputed based upon the Fixed Rate, the remaining outstanding principal amount under this Note and the remaining amortization period (based upon the original amortization period equal to Twenty (20) years). Subject to the further provisions of this Note, monthly payments of principal and interest shall continue on the first day of each month thereafter and the entire outstanding principal amount of this Note, together with all accrued but unpaid interest, late charges and reimbursable expenses, shall be due and payable on February 27, 2010.

         (b) After maturity or while there exists any uncured Event of Default, or in the event of acceleration hereunder or the exercise by the Bank of any remedies following any Event of Default under the Security Documents, the rate of interest shall be increased to a per annum rate equal to the then applicable interest rate as determined in paragraph (a) above plus Four Hundred (400) Basis Points compounded monthly until paid or until the Event of Default shall have been cured.

         Maker shall pay a late charge to the Bank for the purposes of defraying expense incidental to handling on any monthly installment of interest and principal, or portion thereof, not paid within ten (10) days after the date when due at the rate of Five Percent (5%) of such overdue amount with a minimum charge of Twenty and No/100 Dollars ($20.00) and an additional late charge for purposes of defraying the expense incidental to handling on the first day of each successive calendar month at the rate of Five Percent (5%) for such overdue amount with a minimum charge of Twenty and No/100 Dollars ($20.00) per month until any such installment, or portion thereof, has been paid in full. Provided, however, nothing contained in this Note shall be construed as a waiver by the Maker or the holder of this Note of its option to declare a default if any payment of any monthly installment of interest and principal, or portion thereof, is not made when due, and the assessment of a late charge shall not affect the right of the holder of the Note to increase the rate of interest as herein provided if all amounts are not paid when due.

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         Prior to the Maturity Date, the Note may be prepaid in whole or in part, upon any scheduled payment date without prepayment premium or penalty.

         All amounts payable by Maker to the Bank under this Note shall be without relief from valuation and appraisement laws and with attorney's fees and costs of collection. Interest shall be calculated on the basis of a Three Hundred Sixty (360) day year. If any payment of principal of or interest on this Note falls due on a day which is not a Banking Day, the due date shall be extended to the next succeeding Banking Day and interest shall be payable at the applicable rate for the period of such extension.

         All amounts which shall be paid with respect to this Note shall be applied first to costs of collection and expenses reimbursable by the Maker to the Bank, secondly to the payment of interest due monthly on the balance of the principal sum or so much thereof as shall from time to time remain unpaid, and the balance of each monthly payment shall be applied on account of principal.

         This Note evidences the credit facilities as described in that certain Commitment Letter issued by Bank dated February 12, 2003 and accepted by Maker and the other parties thereto on February 18, 2003, the terms and provisions of which are incorporated herein by reference. This Note is secured, in part, by a certain Real Estate Mortgage, Security Agreement and Fixture Filing executed by Maker as of the date hereof, as the same may be amended from time to time ("Agreement"), to which reference is made for definitions of capitalized terms used but not otherwise defined herein, for the terms and conditions upon which payment of this Note may be accelerated and all amounts outstanding hereunder declared immediately due and payable, and for the security provided for the payment of this Note.

         Upon a failure by Maker to pay when due. the principal of or, interest on the indebtedness evidenced hereby or upon the occurrence of an Event of Default under or failure to comply with any of the terms, conditions, agreements or covenants of any Security Documents which secure this Note or any other documents or agreements executed by Maker in connection with the indebtedness evidenced by this Note, all of the indebtedness evidenced by this Note and remaining unpaid together with unpaid balances of interest and expenses shall, at the option of the holder and without demand or notice, become immediately due and payable notwithstanding any term or condition in any of the Security Documents to the contrary. This Note may also be declared due at the option of the holder hereof prior to its expressed maturity at the time, upon the terms and in the manner provided in the Security Documents. Failure to exercise any such option shall not constitute a waiver of the right to exercise any such option if the Maker is in default hereunder. Time is of the essence of this Note and all other obligations of the Maker to the Bank.

         Maker and all endorsers, sureties and guarantors hereof severally waive demand, presentment for payment, notice of dishonor, protest and notice of protest, and expressly agree that this Note and any payment coming due under it may be extended from time to time without in any way affecting their liability hereunder. This Note shall be the joint and several obligation of all makers, sureties, guarantors, and endorsers, and shall be binding upon them and their heirs, personal representatives, successors, and assigns. The Bank may renew this Note or reduce the payments thereon and any such renewal or reduction shall not release Maker or any sureties, guarantors or endorsers from liability.

         The rights or remedies of the holder hereof as provided in this Note and the Security Documents shall be cumulative and concurrent, and may be pursued singly, successively, or together.

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         Notwithstanding anything herein or in the Security Documents to the contrary, no provision contained herein and no provision contained in any of the Security Documents which purports to obligate Maker to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent that it requires the payment of any interest or other sums in excess of such maximum. In the event Maker shall at any time following the date hereof pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, such overpayments shall be deemed to be loans from Maker to the holder hereof, which loans shall be due and payable by the holder upon demand by Maker together with interest from the date or dates of such overpayments calculated at the same rate as Maker is required to pay under this Note, and the repayment of such loans by the holder hereof shall be the sole remedy at law or in equity of Maker for such overpayments.

         The person executing this Note for and on behalf of Maker hereby certifies that he is duly empowered by the Maker and has been duly authorized by all necessary action on the part of Maker to execute and deliver this Note for and on behalf of the Maker.

         In consideration of Bank's granting the loan evidenced by this Note, Maker further agrees with Bank as follows:

         1. Warranties. Maker represents and warrants to Bank as follows:

                  1.1 Organization. Maker is a limited liability company duly organized and validly existing under Delaware law, with its principal office at the address set forth opposite Maker's signature below. Maker is duly qualified to transact business in each state or other jurisdiction in which Maker owns or leases any Teal property or in which Maker's counsel reasonably believes such qualification is necessary, including without limitation the State of Indiana.

                  1.2 Authority. Maker has the requisite power and authority to enter into this Note. No registration with or approval of any governmental agency of any kind is required on the part of Maker for the due execution and delivery or for the enforceability of this Note. The individual executing and delivering this Note on behalf of Maker has been duly authorized to do so. Neither the execution and delivery of this Note by Maker nor its performance and observance of the respective provisions hereof will violate any existing provision in its articles of organization, operating agreement or any applicable law or violate or otherwise constitute a default under any contract or other obligation now existing and binding upon it. Upon its execution and delivery, this Note will become a valid and binding obligation of Maker.

                  1.3 Litigation. No litigation or proceeding is pending against Maker before any court or any administrative agency which in the opinion of Maker's officers or other representatives might, if successful, have an adverse effect on Maker, its properties or financial condition.

                  1.4 Taxes. Maker as a "disregarded entity" of Syndicated Food Service International, Inc. has filed all federal, state and local tax returns which are required to be filed by it and paid all taxes due as shown thereon. Neither the Internal Revenue Service nor any other federal, state or local taxing authority has alleged any default by Maker in the payment of any tax or threatened to make any assessment in respect thereof which has not been reflected in the financial statements referred to in subsection 1.6 herein.

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                  1.5 Compliance with Law. Maker's operations are in full
         compliance with all material requirements imposed by law, whether federal or state, including, without limitation, the Occupational Safety and Health Act, federal and state environmental protection laws and zoning ordinances.

                  1.6 Financial Statements. All financial statements and credit applications delivered by Maker to Bank accurately reflect in consolidated format Maker's financial condition and operations at the times and for the periods therein stated.

                  1.7 Business Purpose. All funds disbursed under this Note will be used for business or commercial purposes.

         2. Affirmative Covenants. Maker agrees that so long as any amounts remain outstanding under this Note or the Security Documents, Maker shall perform and observe each of the following:

                  2.1 Financial Statements. (a) Maker will furnish to Bank as soon as available and in no event later than Ninety (90) days following the close of each fiscal year of Maker, a balance sheet and statement of income, expenses and retained earnings, reconciliation of surplus and profit and loss statement, together with supporting schedules reflecting the financial condition of Maker or the consolidated group in which Maker reports at the close of such year and the results of its operations during such year, all of such statements which shall be audited and prepared in accordance with generally accepted accounting principles ("GAAP") excepting for this purpose FAS 141 and 142 applied on a consistent basis throughout the periods involved by an independent certified public accountant acceptable to the Bank.

                  (b) Maker will furnish to Bank as soon as available and in no event later than thirty (30) days following the close of each fiscal quarter a balance sheet and statement of income, expenses and retained earnings, reconciliation of surplus and profit and loss statement reflecting the financial condition of Maker or the consolidated group in which Maker reports at the close of such calendar quarter and the results of its operations during such year, all of such statements which shall be prepared internally by the Borrower in accordance with "GAAP" excepting for this purpose FAS 141 and 142 applied on a consistent basis throughout the periods involved and certified as correct by the chief financial officer of the Borrower.

                  (c) Maker will furnish to Bank as soon as available and in no event later than thirty (30) days after filing the Maker's or the consolidated group in which Maker reports annual federal tax returns as filed with the Internal Revenue Service.

                  (d) Maker will cause Beasley Food Service, Inc. and Beasley Transportation, Inc. (collectively, "Tenant") to furnish to Bank as soon as available and in no event later than Ninety (90) days following the close of each fiscal year of Tenant, a balance sheet and statement of income, expenses and retained earnings, reconciliation of surplus and profit and loss statement, together with supporting schedules reflecting the financial condition of Tenant at the close of such year and the results of its operations during such year, all of such statements which shall be audited and prepared in accordance with GAAP excepting for this purpose FAS 141 and 142 applied on a consistent basis throughout the periods involved by an independent certified public accountant acceptable to the Bank.

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                  (e)      Maker will cause Tenant to furnish to Bank as soon as
         available and in no event later than thirty (30) days following the close of each fiscal quarter a balance sheet and statement of income, expenses and retained earnings, reconciliation of surplus and profit and loss statement reflecting the financial condition of Tenant at the close of such calendar quarter and the results of its operations during such year, all of such statements which shall be prepared by Tenant's independent certified public accountants on a reviewed basis in accordance with GAAP excepting for this purpose FAS 141 and 142 applied on a consistent basis throughout the periods involved and certified as correct by the chief financial officer of the Tenant.

                  2.2 Record keeping. Maker will at all times keep true and complete financial records in accordance with GAAP consistently applied and, without limiting the generality of the foregoing, make appropriate accruals to reserves for estimated and contingent losses and liabilities. Maker will permit Bank at all reasonable times to examine Maker's properties and records and to make copies of and extracts from such records at Maker's expense.

                  2.3 Insurance. Maker will keep itself and all of its insurable properties insured at all times to such extent, by such insurers and against such hazards and liabilities as are generally and prudently done by similar businesses, and further in accordance with the provisions of any Security Documents.

                  2.4 Existence. Maker will at all times maintain its existence, rights and franchises as are currently in effect as of this date.

                  2.5 Compliance with Law. Maker will comply with all applicable provisions of federal and state environmental protection laws and every other law (whether statutory, administrative, judicial or other and whether federal, state or local) and every lawful governmental order; provided, that any alleged non-compliance shall not be an Event of Default if and to the extent:

                  (a) appropriate corrective measures are commenced within thirty (30) days after the non-compliance becomes apparent or is alleged, and thereafter is diligently pursued to the satisfaction of, or being corrected by procedures satisfactory to, the court, agency or other governmental authority in question,

                  (b) the alleged non-compliance is contested in good faith by timely and appropriate proceedings effective to stay the enforcement thereof; or

                  (c) the alleged non-compliance is not material to Maker's operations or business and does not present any reasonable prospect of being or becoming material.

                  2.6 Notices. Maker will give Bank prompt written notice whenever:

                  (a) Maker receives notice from any court, agency or other governmental authority of any alleged non-compliance with any law or order of the kind referred to in subsection 2.5 herein,

                  (b) the Internal Revenue Service or any other federal, state or local taxing authority shall allege any material default by Debtor in the payment of any tax material in amount or shall threaten or make any assessment in respect thereof,

                  (c) any litigation or proceeding shall be brought against Maker before any court or administrative agency which, if successful, might have a material adverse effect on Maker,

                  (d) any default under this Note or the Security Documents has occurred or any other representation or warranty made in Section 1 herein shall for any reason have ceased in any material respect to be true, accurate and complete.

                  2.7 Depository/Banking Services. Maker and Bank severally, each for itself, acknowledges and agrees that, except as expressly provided herein with respect to Maker's obligation to maintain certain deposit or escrow accounts with Bank, the extensions of credit provided for herein are neither conditional upon nor have the interest rates and fees therefor been set based upon Maker's agreement to purchase any other product or service from Bank. Further, Maker and Bank severally, each for itself, acknowledges and agrees that Bank has not offered these extensions of credit or offered to reduce the interest rates or fees therefor except as provided herein.

                  2.8 Commitment Fee; Reimbursement of Fees and Expenses. Maker has previously paid to Bank a commitment fee in the amount of Twenty-Six Thousand Two Hundred Fifty and No/100 Dollars ($26,250.00), which fee shall not be refundable to Maker for any reason. Maker shall, upon demand by the Bank, promptly reimburse the Bank for all reasonable costs incurred by the Bank associated with this Note and the financial accommodations contemplated hereby, including but not limited to, title insurance premiums, survey charges, the cost of environmental inspections, attorneys' fees and disbursements, appraisals, insurance, inspecting engineers and architect's fees, brokers' fees and any and all other incidental expenses of the Bank in connection with the above.

                  2.9 Depository Accounts. Maker, together with Beasley Food Service, Inc. and Beasley Transportation, Inc., on a consolidated basis, shall maintain its principal depository account with the Bank so long as any outstanding amounts hereunder remain unpaid.

                  2.10 Financial Covenants. Maker, together with Beasley Food Service, Inc. and Beasley Transportation, Inc., on a consolidated basis, shall maintain the following financial covenants while this Note is outstanding:

                  (a) a minimum Debt Service Coverage Ratio of not less than 1.25 to 1.0;

                  (b)      a Current Ratio of not less than 1.7 to 1.0;

                  (c)      a Quick Ratio of not less than 1.0 to 1.0;

                  (d) a Debt to Tangible Net Worth ratio of not greater than 1.0 to 1.0;

                  (e) a minimum Net Worth of not less than One Million Nine Hundred Thousand and No/100 Dollars ($1,900,000.00).

         3. Negative Covenants. Maker further covenants with Bank as follows:

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                  3.1 Mergers. Maker will not, without the prior written consent of Bank, which consent shall not be unreasonably withheld:

                  (a)      be a party to any merger or consolidation,

                  (b) purchase or otherwise acquire the business or all or substantially all of the assets of another corporation, partnership or business,

                  (c) lease as lessor, sell, sell-leaseback, encumber or otherwise transfer (whether in one transaction or a series of transactions) all or any substantial part of its assets or properties (other than chattels that shall have become obsolete or no longer useful in its present business) except in the ordinary course of Maker's business, it being understood that Maker leases its only significant asset, the real property and improvements located at 4863 Vernal Pike, Bloomington, Indiana to Beasley Food Service, Inc. or

                  (d) alter or permit any transfer of any ownership interest of Maker, nor permit any of Maker's members to encumber, transfer, assign or otherwise hypothecate such ownership interests.

                  3.2 Liens and Leases. Maker will not suffer or permit any property now owned or hereafter acquired by it and pledged to Bank to secure repayment of this Note including, without limitation, the Mortgaged Premises, to become encumbered by any mortgage, security interest, lien or financing statement except as granted to the Bank; provided, that this subsection 3.2 shall not apply to:

                  (a) any lien for a tax, assessment or government charge or levy,

                  (b) any lien securing only workers' compensation, unemployment insurance or similar obligations,

                  (c) zoning or deed restrictions, public utility easements, minor title irregularities and similar matters having no material adverse effect on the ownership or use of the Mortgaged Premises,

                  (d) any lien securing or given in lieu of surety, stay, appeal or performance bonds, or securing performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule or as a condition to the transaction of business or the exercise of any right, privilege or license, or

                  (e) any existing lien fully disclosed in Maker's most recent financial statements.

                  3.3 Additional Indebtedness. Maker shall not incur any additional indebtedness or permit any further encumbrance of its assets outside the ordinary and normal course of its business.

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         4. Notices. Except as otherwise provided in this Note, a notice to or request of Maker shall be deemed to have been given or made hereunder when a writing to that effect shall have been delivered to and receipted for by an authorized officer or other representative of Maker designated in writing by Maker or five (5) days after a writing to that effect shall have been deposited in the United States mail and sent, with postage prepaid, by registered or certified mail, to Maker at the address following Maker's execution of this Note (or to such other address as Maker may hereafter furnish to Bank in writing for that purpose), irrespective of whether the writing is actually received by Maker. No other method of giving actual notice to or making a request of Maker is hereby precluded, but all time periods shall be measured in accordance with the first sentence of this Section 4.

         5. Interpretation. Any holder's delay or omission in the exercise of any right under this Note shall not operate as a waiver of that right or of any other right under this Note. Bank may from time to time in its discretion grant Maker waivers and consents in respect of this Note or the Security Documents, but no such waiver or consent shall bind Bank unless specifically granted by Bank in writing, which writing shall be strictly construed. Each right, power or privilege specified or referred to in this Note or the Security Documents is in addition to and not in limitation of any other rights, powers and privileges that Bank may otherwise have or acquire by operation of law, by other contract or otherwise. The provisions of this Note and the Security Documents shall bind and benefit Maker and Bank and their respective successors and assigns, including each subsequent holder, if any, of this Note. If any provision of this
Note is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that determination shall not affect any other provision of this Note, and each such other provision shall be construed and enforced as if the invalid, illegal or unenforceable provision were not contained herein. The captions to the various sections and subsections of this Note are for convenience of reference only and shall be disregarded in the interpretation of this Note.

         THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF INDIANA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. MAKER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF MONROE, STATE OF INDIANA, OR THE FEDERAL COURTS WHOSE VENUE INCLUDES THE COUNTY OF MONROE, STATE OF INDIANA. MAKER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY AND ANY RIGHT MAKER MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS PARAGRAPH.

         For purposes of this Note, "Debt Service Coverage Ratio" is defined as the Maker's total of net income, plus interest expense, plus depreciation/amortization, less dividends, divided by the sum of current maturities of long-term debt plus interest expense; "Current Ratio" is defined as Maker's current assets divided by current liabilities; "Quick Ratio" is defined as Maker's current assets minus inventories, divided by current liabilities; "Debt to Tangible Net Worth ratio " is defined as Maker's Debt divided by its Tangible Net Worth; "Net Worth" is defined as the Maker's net worth as determined by generally accepted accounting principles; "Debt" is defined as Maker's total indebtedness associated with borrowed money; "Tangible Net Worth" shall mean the total of the capital stock (less treasury stock), paid-in surplus, general contingency reserves and retained earnings (deficit) of Maker and any subsidiary as determined on a consolidated basis in accordance with GAP after eliminating all inter-company items and all amounts properly attributable to minority interests, if any, in the stock and surplus of any subsidiary, minus the following items (without duplication of deductions), if any, appearing on the consolidated balance sheet of Maker: (i) all deferred charges (less amortization, unamortized debt discount and expense and corporate organization expenses); (ii) the book amount of all assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, such items as goodwill, trademark applications, trade names, service marks, brand names, copyrights, patents, patent applications and licenses, and rights with respect to the foregoing;
(iii) the amount by which aggregate inventories or aggregate securities appearing on the asset side of such consolidated balance sheet exceed the lower of cost or market value (at the date of such balance sheet) thereof; and (iv) any write-up in the book amount of any asset resulting from a revaluation thereof from the book amount entered upon acquisition of such asset; and "Banking Day" means a day which is not (a) a Saturday, Sunday or legal holiday on which banking institutions in the State of Indiana or the city in which the office of the Bank is located is authorized to remain closed, or (b) a day on which the New York Stock Exchange is closed. For the Bank, a "Banking Day" ends at 2:00 P.M. Eastern Standard Time, and all business transacted after such time on any particular day shall be deemed to have been transacted as of the next Banking Day; "Rate Adjustment Date" is defined as each February 27 of each year that this Note is outstanding; and "Fixed Rate" is defined as the sum of the one
(1) year International Swaps and Derivatives Association mid-market par swap rate as set out in the "interest Rate Swaps" section of the Federal Reserve Statistical release of selected interest rates plus Two Hundred Eighty-Two (282) Basis Points.

         The Maker, together with any endorser, co-signor, guarantor or surety of this Note, agree to pay, and save the Bank or any holder of this Note harmless against, any liability for the payment of any costs and expenses, including reasonable attorneys fees, arising or incurred in connection with the enforcement by the Bank or any holder of the Note of any rights under this Note.

         The Maker authorizes the Bank and its affiliates without notice, to apply any balances, credits, deposits or moneys of the Maker in the Bank's possession to payment of Maker's obligations under this Note. Time is of the essence of this Note and all other obligations of the Maker to the Bank or any of its affiliates.

         IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first above written.

                                        SYNDICATED BLOOMINGTON I LLC

                                        By: /s/ Thomas P. Tanis, Jr.
                                            ---------------------------------
                                            Thomas P. Tanis, Jr., Manager

Address:
4863 West Vernal Pike
Bloomington, Indiana 47404

WITNESS:

/s/ Jovita S. VanDerSnick
---------------------------------
Jovita S. VanDerSnick